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                                                                  Exhibit (d)(4)
                                CERTICOM CORP.
                         2000 UNITED STATES STOCK PLAN
                            Stock Option Agreement

          Unless otherwise defined herein, the terms used in this Option Agreement will have the meanings set forth in the Certicom Corp. 2000 United States Stack Plan (the "Plan").

I.  Notice of Grant

          ((Name))

          You ("you" or the "Optionee") have been granted an option (the "Option") to purchase Common Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

          Grant Date                               ((Date))
          Exercise Price per Share                 ((Currency)) ((Price))
          Total Number of Shares Granted           ((Options))

          The Option is a(an):

                         X   Incentive Stock Option to the fullest extent
                             permitted by the provisions of the Internal Revenue
                             Code of 1986, as amended (the "Code").
                      ____   Nonstatutory Stock Option

Term/Expiration Date:        Tenth Anniversary of the Grant Date.

Vesting Schedule:            25% of the Option Shares shall become vested as of
                             the first anniversary of the Grant Date and the remaining 75% of the Option Shares shall become vested monthly (2.083333% of the initial Option
                             Shares per month) an a cumulative basis over the 36 month period commencing one month after the first anniversary of the Grant Dace, subject to the condition that Optionee does not suffer a Termination of Eligibility Status prior to each such vesting date, and provided further that additional vesting will be suspended during any period while the Optionee is on leave of absence from the Company or its Subsidiaries, as determined by the Administrator.

Termination Period:          This Option may be exercised for 90 days after
                             Optionee ceases to be an Employee or a Consultant unless the Termination of Eligibility Status is as a result of a Termination for Cause or the death or disability of the Optionee. Upon the death or disability of the Optionee, this option may be exercised for 180 days after Optionee ceases to be an Employee or Consultant. In no event shall this Option be exercised later than the Term/Expiration
                             Date as provided above. If the Termination of Eligibility Status is as a

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                             result of a Termination for Cause, this Option will
                             terminate immediately.
II.  AGREEMENT

     A.    Grant of Option

     The Plan Administrator of the Company hereby grants to the Optionee panned in the Notice of Grant set forth in Part r of this .Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 17 of the Plan, in the event of a conflict between the terms and conditions of the flan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option.

     To the extent that only a fraction of an Option Share shall vest at one time, the number of Option Shares vested (which shall include any unvested fractional Option Shares which would have vested in prior vesting periods except for the terms of this paragraph) shall be rounded down to the nearest whole number, provided that, any Option Shares unvested on the last date an which Option Shares shall become vested shall become fully vested on that date.

     B.   Exercise of Option.

     (a) Right to Exercise. This Option is exercisable during its term in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are listed.

     (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form as shall be approved by the Company from time to time (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. Except for an exercise program using a broker to sell Exercised Shares (which program may be established or terminated by the Company at any time), the Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price or, if permitted by the Company, a representation by a broker to pay the aggregate Exercise Price.

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     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     C.   Method of Payment

     Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

     1.   cash; or

     2.   certified check, bank draft, money order or the equivalent; or

     3. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(b) months on the date of surrender, and (ii) have a Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

     4. if the Company has implemented such a program in connection with the Plan, consideration received by the Company under a cashless exercise program (if the Company has not implemented such a program, this option method will not be available); or

     5.   such other consideration as has been approved by the Administrator.

     D.   Non-Transferability of Option; Obligation to Notify

     This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be bidding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     The Optionee agrees to notify the Company if he or she disposes of any of the Shares acquired upon the exercise of the Option within one year of the date on which the Shares are acquired upon the exercise of the Option (the "Notice Period"). The Optionee agrees, that unless the Optionee is disposing of the Shares, he or she will keep the certificates representing the Shares in his or hex name during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing the Shares requesting the Company's transfer agent to notify the Company of any transfer of the Shares. The obligations of the Optionee to provide notice to the Company shall continue notwithstanding the placement of any such legend on the certificates.

     E.   Term of Option

     This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this option Agreement.

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     F.   Withholding of Taxes

     To the extent required by applicable federal, state, local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in pact, the Optionee will make arrangements reasonably satisfactory to the Company for the payment of any withholding tax obligations that arise by reason of such exercise.

     G.   Entire Agreement; Governing Law

     The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. The internal substantive laws, but not the choice of law rules, of the Province of Ontario govern this agreement.

     H.   No Shareholder Rights

     No rights or privileges of a shareholder in the Company are conferred by reason of the granting of the Option. The Optionee will not become a shareholder in the Company with respect to any Shares unless and until the Option has been properly exercised and the Exercise price has been fully paid for that portion of the Option exercised.

     I.   No Guarantee of Continued Employment

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR A CONSULTANT AT THE WILL, OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

     J.   Disputes

     Any controversy between the Optionee and the Company arising out of this Agreement or the Plan shall be settled by binding arbitration (at the instance of either the Optionee or the Company) in accordance with the arbitration procedures of the American Arbitration Association (the "AAA"), under its National Rules for the Resolution of Employment Disputes. Should the AAA decline to administer the arbitration for any reason, the parties will select an arbitrator using the procedures employed by the AAA, who will employ the rules and procedures set up in the AAA National Rules for the Resolution of Employment Disputes. This agreement to arbitrate means that there will be no court or jury trial of disputes arising out of the Plan or this Agreement. This agreement to

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arbitrate is intended to be broad and to cover, to the extent otherwise permitted by law, all such disputes, including but not limited td those ad sing out of federal and state statutes and local ordinances, however, this provision is not applicable to (1) the Optionee's rights under the California Workers' Compensation Law, which arc governed under the special provisions of that law, or (2) the Optionee's rights under the Employee Retirement Income Security Act (ERISA). Unless the parties mutually select another location, the arbitration will be conducted in San Francisco, California. The arbitration filing fees and the fats and expenses of the arbitrator shall be borne equally by the Optionee and the Company, except that if the Optionee prevails in the arbitration, the Company will bear the full amount of those fees and expenses. This agreement to arbitrate may not be changed or modified in any respect unless specifically agreed in a written agreement signed by the Optionee and the Company.

     K.   Compliance with Laws

     The Company's obligation to issue the Shares under this Option is subject to satisfying all requirements under any applicable laws and the regulations of The Toronto Stock Exchange and The Nasdaq National Market and obtaining all necessary regulatory approvals as the Company determines to be necessary or advisable. The Company is required to take reasonable steps to obtain any necessary approvals to be able to issue the Shares.

     L.   Optionee Acknowledgment

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under arid Governed by the terms and conditions of the Plan arid this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.

     Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below. In connection with the execution of this Option Agreement, if you are currently married you must also have the attached Consent of Spouse executed by your spouse.

OPTIONEE:                             CERTICOM CORP.

_____________________________         _________________________________
Signature                             By

_____________________________         SR.  V.P.-FINANCE & CFO
                                      ---------------------------------
Print Name                            Title

_____________________________
Residential Address

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                               CONSENT OF SPOUSE
                               -----------------

     I am the spouse of , who, together with Certicom Corp., has entered into the Stock Option Agreement, to which this Consent is attached. Capitalized terms not defined herein will have the meaning set forth in such Option Agreement, or in the Certicom Corp. 2000 United States Stock Alan, which forms a part of such Option Agreement (the "Plan").

     I have read and understand the Option Agreement and the Plan. I acknowledge that, by execution hereof, I am bound by tile option Agreement and the Plan as to any and all interests r may have in the Option and the Shares issuable under the Option Agreement and the Plan.

     I agree that I will not do anything to try to prevent the operation of any part of the Option Agreement or the Plan. I hereby appoint my spouse as attorney-in-fact with respect to any agreement or exercise of rights under the Plan or this Option Agreement. I acknowledge that I have had an opportunity to obtain independent counsel to advise me concerning the matters contained herein.

Dated: _______________________       Signature: ______________________
                                     Print Name:______________________

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